UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 N. Irving St.
Allentown, Pennsylvania 18109
(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2022, the Board of Directors (the “Board”) of Shift4 Payments, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Sam Bakhshandehpour to serve as a member of the Board, effective immediately. Mr. Bakhshandehpour will serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. In connection with the appointment of Mr. Bakhshandehpour to the Board, he was appointed to serve as a member on the Compensation Committee of the Board (the “Compensation Committee”) and Audit Committee of the Board (the “Audit Committee”), in each case, effective immediately.

Mr. Bakhshandehpour is eligible to participate in the Company’s Non-Employee Director Compensation Policy, which provides for: (i) an annual cash retainer of $50,000 for serving on the Board, earned on a quarterly basis; (ii) an annual cash retainer of $10,000 for serving on the Audit Committee, earned on a quarterly basis; (iii) an annual cash retainer of $7,500 for serving on the Compensation Committee, earned on a quarterly basis; (iv) an initial equity-based award of restricted stock units (the “Initial Award”) in an amount equal to a prorated portion of $108,300, based on the time that has elapsed since the Company’s annual meeting of stockholders held on June 10, 2022, that vests on the first anniversary of such annual meeting, subject to Mr. Bakhshandehpour’s continued service on the Board through each such vesting date; and (v) following each annual meeting of the Company’s stockholders, an annual equity-based award of restricted stock units in an amount of $108,300 that vests on the first anniversary of the date of grant, subject to Mr. Bakhshandehpour’s continued service on the Board through such vesting date. On October 4, 2022, Mr. Bakhshandehpour was granted an Initial Award in an amount equal to $73,677. Mr. Bakhshandehpour has also entered into the Company’s standard indemnification agreement for directors and officers.

There is no arrangement or understanding between Mr. Bakhshandehpour and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between either of Mr. Bakhshandehpour and any of the Company’s other directors or executive officers. Mr. Bakhshandehpour has no material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: October 5, 2022	By:	/s/ Jordan Frankel
Jordan Frankel
Secretary, General Counsel and Executive Vice President, Legal, Human Resources and Compliance